UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

                                    Form 8-K
                                 CURRENT REPORT




                      PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934



      Date of Report (Date of earliest event reported): August 31, 2001



                        The Ziegler Companies, Inc.
            (Exact name of Registrant as specified in its charter)



         Wisconsin                  1-10854                39-1148883
(State or other jurisdiction    (Commission File        (I.R.S Employer
      of incorporation)             Number)            Identification No.)



                          The Ziegler Companies, Inc.
                           250 East Wisconsin Avenue
                          Milwaukee, Wisconsin  53202


             (Address of principal executive offices) (Zip code)


      Registrant's telephone number, including area code:  (414) 277-4400

     Item 2. Acquisition or Disposition of Assets

     On August 31, 2001, PMC International, Inc. ("PMC"), a wholly-owned subsidiary of The Ziegler Companies, Inc. (the "Company") merged with EnvestNet Acquisition Corp., a wholly-owned subsidiary of The EnvestNet Group, Inc. ("EnvestNet"). Pursuant to the merger, the Company disposed of its ownership interest in all of the capital stock of PMC. PMC is a provider of comprehensive asset management programs to the investment consulting industry.

     Under the Agreement and Plan of Merger, EnvestNet Acquisition Corp. merged with and into PMC and the surviving corporation will be known as EnvestnetPMC. The consideration paid by The EnvestNet Group, Inc. is common stock representing less than 20% of the shareholder voting rights of EnvestNet. EnvestNet also assumed $8.0 million in debt owed to the Company and its subsidiaries by PMC. The debt assumed is subject to post-closing adjustment based on the proportion of PMC's advisory customers who consent to the transfer of their investment advisory contracts to EnvestnetPMC.
EnvestNet paid $3.5 million of the notes at closing. The common stock of EnvestNet received by the Company in the transaction, which also is subject to post-closing adjustment, totals 9,681,784 shares and was valued in the transaction at $9.5 million. EnvestNet stock is closely held, and is subject to contractual restrictions on transfer. Consequently, the market value of the EnvestNet common stock owned by the Company is not readily determinable. The terms of the transaction were determined by arms' length negotiations between The Ziegler Companies, Inc. and The EnvestNet Group, Inc. The Company's President and CEO, John Mulherin, and one of the Company's directors, Gerald Gagner, will become members of The EnvestNet Group, Inc.'s board of directors and John Merrell, President of PMC, will assume the presidency of EnvestnetPMC, the surviving corporation.

     Item 7.  Financial Statements and Exhibits.

     (b)    Pro Forma Financial Information:
            The following unaudited pro forma combined financial data are filed as exhibit 99.2 to this report and are incorporated by reference thereto:

            Unaudited Pro Forma Consolidated Statement of
            Financial Condition as of June 30, 2001                        F-1

            Unaudited Pro Forma Consolidated Statement of Operations
            for the year ended December 31, 2000.                          F-2

            Unaudited Pro Forma Consolidated Statement of Operations
            for the six months ended June 30, 2001.                        F-3

            Notes to Pro Forma Consolidated Financial Statements           F-4

            The Pro Forma Consolidated Statement of Financial Condition of the Company as of June 30, 2001 reflects the financial position of the Company after giving effect to the disposition of PMC and assumption of debt discussed in Item 2 and assumes the disposition took place on June 30, 2001. The Pro Forma Consolidated Statements of Operations for the year ended December 31, 2000 and the six months ended June 30, 2001 assume that the disposition occurred on January 1, 2000 and are based on the operations of the Company for the year ended December 31, 2000 and the six months ended June 30, 2001.

            The unaudited pro forma consolidated financial statements have been prepared by the Company based upon assumptions deemed proper by it. The unaudited pro forma consolidated financial statements presented herein are shown for illustrative purposes only and are not necessarily indicative of the future financial position or future results of operations of the Company, or of the financial position or results of operations of the Company that would have actually occurred had the transaction been in effect as of the date or for the periods presented. In addition, it should be noted that the Company's financial statements will reflect the disposition only from August 31, 2001, the Closing Date. The unaudited pro forma consolidated financial statements should be read in conjunction with the historical financial statements and related notes of the Company.

     (c)    Exhibits:
            See Exhibit Index following the Signature page of this report, which is incorporated herein by reference.

                                  SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       The Ziegler Companies, Inc.
                                       (Registrant)

Date:  September 14, 2001              By:/s/ S. Charles O'Meara
                                          S. Charles O'Meara
                                          Senior Vice President, Secretary
                                          and General Counsel (Duly authorized
                                          to sign on behalf of the Registrant)

                         The Ziegler Companies, Inc.
                              (the "Registrant")
                        (Commission File No. 1-10854)

                                 EXHIBIT INDEX
                                     to
                           FORM 8-K CURRENT REPORT
                       Date of Report:  August 31, 2001


                                       Incorporated Herein
Exhibit Number   Description           By Reference To          Filed Herewith

2                Agreement and Plan    Exhibit 2 to the
                 of Merger by and      Registrant's Current
                 among The Ziegler     Report on Form 8-K
                 Companies, Inc.,      dated as of July 12,
                 PMC International,    2001.
                 Inc., The EnvestNet
                 Group, Inc., and
                 EnvestNet
                 Acquisition Corp.,
                 dated July 12, 2001

99.1             The Ziegler           Exhibit 99.1 to The
                 Companies, Inc.       Registrant's Current
                 Press Release dated   Report on Form 8-K
                 July 12, 2001         dated as of July 12,
                                       2001.

99.2             Unaudited pro forma                                  X
                 consolidated
                 financial data listed in
                 Item 7(b) of this
                 report.

99.3             The Ziegler
                 Companies, Inc.
                 Press Release dated
                 September 4, 2001                                   X

                                The Ziegler Companies, Inc.
                 Pro Forma Consolidated Statement of Financial Condition
                                      June 30, 2001
                                       (Unaudited)

                                           Historical
                                               ZCO        PMC
                                         As Previously  Balance   Transaction    Pro Forma
                                            Reported     Sheet    Adjustments    Statement

(In thousands except per share amounts)
Assets
  Cash                                      $  3,325   $ (1,l78)    $ 2,970 (1)  $  5,117
  Short-term investments                       5,835          -           -         5,835
    Total cash and cash equivalents            9,160     (1,178)      2,970        10,952

  Securities inventory                        54,936          -           -        54,936
  Accounts receivable                          5,399       (564)          -         4,835
  Accrued income taxes receivable              2,550     (1,139)      1,139 (3)     2,550
  Investment in and receivables from
    affiliates                                   583          -           -           583
  Notes receivable                             3,096          -       4,500 (1)     7,596
  Other investments                           20,401          -       9,500 (2)    29,901
  Deferred tax asset                           2,833        (39)       (354)(4)     2,434
  Land, buildings, and equipment, net          7,291     (1,563)          -         5,728
  Goodwill                                     9,046     (8,474)          -           572
  Other assets                                 2,625       (653)       (193)(5)     1,779
    Total assets                            $117,920   $(13,610)    $17,562      $121,872

Liabilities and stockholders' equity
  Short-term notes payable                  $  2,991   $      -     $     -      $  2,991
  Securities sold under agreements to
    repurchase                                18,904          -           -        18,904
  Payable to clearing organizations           41,905        (12)          -        41,893
  Accounts payable                             1,713     (1,298)         30 (5)       445
  Accrued compensation                         2,117          -           -         2,117
  Intercompany notes payable                       -     (7,122)      7,122 (6)         -
  Notes payable to banks                           -          -           -             -
  Bonds payable                                2,711          -           -         2,711
  Other liabilities and deferred items         4,458     (4,327)      9,010 (7)     9,141
    Total liabilities                         74,799    (12,759)     16,162        78,202

Stockholders' equity
  Common stock                                 3,544     (1,125)      1,125 (8)     3,544
  Preferred stock                                  -        (44)         44 (8)         -
  Additional paid-in capital                   6,250     (2,863)      2,863 (8)     6,250
  Retained earnings                           51,275      3,181      (3,181)(8)
                                                                        549 (9)    51,824
  Treasury stock, at cost                    (17,882)         -           -       (17,882)
  Unearned compensation                          (66)         -           -           (66)
    Total stockholders' equity                43,121       (851)      1,400        43,670
    Total liabilities and stockholders'
      equity                                $117,920   $(13,610)    $17,562      $121,872

(1) Cash and notes received at closing, net of amount required to maintain PMC current ratio in accordance with the Agreement and Plan of Merger.
(2) 9,681,784 shares of EnvestNet stock received.
(3) Tax receivable due ZCO on federal tax return.
(4) Deferred tax due on the transaction.
(5) Transaction-related expenses paid or accrued.
(6) Removal of the intercompany note due from PMC to ZCO.  This note was replaced by the receipt of notes and cash upon closing.  See (1) and (2).
(7) Deferred gain before taxes on the transaction ($4,733) and the amount of intercompany balances converted to equity in PMC prior to completion of the transaction.
(8) Adjustment to remove the PMC equity which is eliminated in consolidation.
(9) Gain, net of tax, recognized currently.  See Notes to Pro Forma Consolidated
    Financial Statements for additional information.

                                The Ziegler Companies, Inc.
                      Pro Forma Consolidated Statement of Operations
                           For the Year Ended December 31, 2000
                                       (Unaudited)

                                           Historical
                                              ZCO         Less
                                         As Previously  Historical  Transaction  Pro Forma
                                            Reported       PMC      Adjustments  Statement

(In thousands except per share amounts)

Revenues
  Investment banking                        $20,997     $    283     $      -     $21,280
  Commissions                                20,606         (685)           -      19,921
  Investment management and advisory fees    30,563      (20,748)           -       9,815
  Interest and dividends                      6,076          (67)         510 (1)   6,519
  Other                                       5,566         (262)         182 (2)   5,486
    Total revenues                           83,808      (21,479)         692      63,021

Expenses
  Employee compensation and benefits         44,729       (5,578)           -      39,151
  Investment manager and other               12,248      (12,248)           -           -
  Communications and data processing          9,188       (2,657)         120 (3)   6,651
  Promotional                                 5,492         (443)           -       5,049
  Brokerage commissions and clearing fees     4,669         (204)           -       4,465
  Occupancy                                   4,562         (946)           -       3,616
  Professional and regulatory                 3,908         (623)           -       3,285
  Interest                                    3,792           (5)           -       3,787
  Goodwill amortization                         730         (678)           -          52
  Other                                       2,267         (365)          84 (4)   1,986
    Total expenses                           91,585      (23,747)         204      68,042

Income (loss) before taxes                   (7,777)       2,268          488      (5,021)

Provision for (benefit from) income taxes    (3,039)    _    626          191 (5)  (2,222)

Net income (loss)                           $(4,738)    $  1,642    $     297     $(2,799)


Per share data:
  Basic earnings (loss) per share           $ (1.97)                              $ (1.17)
  Diluted earnings (loss) per share         $ (1.97)                              $ (1.17)

Average number of shares outstanding
  Basic                                       2,400                                 2,400
  Diluted                                     2,400                                 2,400



(1) Interest income from the notes.
(2) Income from a brokerage services agreement with EnvestnetPMC for services provided by a subsidiary of ZCO.
(3) Expenses for services to a subsidiary of ZCO provided by EnvestnetPMC.
(4) Expenses of the Company formerly allocated to PMC.
(5) Increased expense for taxes.


                                The Ziegler Companies, Inc.
                      Pro Forma Consolidated Statement of Operations
                           For the Six Months Ended June 30, 2001
                                       (Unaudited)

                                          Historical
                                              ZCO         Less
                                         As Previously  Historical  Transaction  Pro Forma
                                            Reported       PMC      Adjustments  Statement

(In thousands except per share amounts)
Revenues
  Investment banking                        $10,557     $     28     $      -     $10,585
  Commission                                  8,017         (244)           -       7,773
  Investment management and advisory fees    16,285      (10,305)           -       5,980
  Interest and dividends                      2,654          (33)         180 (1)   2,801
  Other                                       4,162         (111)          91 (2)   4,142
    Total revenues                           41,675      (10,665)         271      31,281

Expenses
  Employee compensation and benefits         19,295      (2,453)            -      16,842
  Investment manager and other                6,895      (6,177)            -         718
  Communications and data processing          5,077      (1,627)           60 (3)   3,510
  Brokerage commissions and clearing          2,068        (111)            -       1,957
  Occupancy                                   2,249        (427)            -       1,822
  Promotional                                 1,923        (155)            -       1,768
  Professional and regulatory                   894        (145)            -         749
  Interest                                    1,419          (2)            -       1,417
  Goodwill amortization                         365        (339)            -          26
  Other                                         165        (344)          420 (4)     241
    Total expenses                           40,350     (11,780)          480      29,050

Income (loss) before taxes                    1,325       1,115          (209)      2,231

Provision for (benefit from) income taxes       535         260           (82)(5)     713

Net income (loss)                           $   790    $    855      $   (127)    $ 1,518


Per share data:
  Basic earnings (loss) per share           $  0.33                               $  0.63
  Diluted earnings (loss) per share         $  0.33                               $  0.63

Average number of shares outstanding
  Basic                                       2,395                                 2,395
  Diluted                                     2,409                                 2,409



(1) Interest income from the notes.
(2) Income from a brokerage services agreement with EnvestnetPMC for services provided by a subsidiary of ZCO.
(3) Expenses for services to a subsidiary of ZCO provided by EnvestnetPMC.
(4) Expenses of the Company formerly allocated to PMC.
(5) Increased expense for taxes.


                          The Ziegler Companies, Inc.
             Notes to Pro Forma Consolidated Financial Statements
                            (Dollars in thousands)



(A) Pro forma adjustments to the unaudited consolidated statement of financial condition as of June 30, 2001 reflect the removal of the PMC subsidiary from the balance sheet of the Company and the adjustment of the balance sheet to reflect the current results of the transaction. Included in those results are the receipt of EnvestNet stock as well as the receipt of cash and notes in the assumption of PMC debt.

(B) Pro forma adjustments to the unaudited consolidated statements of operations reflect interest income and ongoing arrangements between the Company and its former subsidiary. These ongoing arrangements may be cancelled or revised upon 30 days notice by either party.

(C) The value of the consideration received is initially estimated to exceed the carrying value of PMC by approximately $5,500. However, due to the uncertainty of the collectibility of the notes and realization of value of the stock, taking into consideration the capitalization, leverage and asset base of EnvestNet, the Company anticipates deferring the majority of the gain until cash flow removes such uncertainties. For purposes of these pro forma financial statements, an initial estimate of a $900 pre-tax gain at closing has been used. This estimate will be refined based on post-closing adjustments and further review of the values of the notes and stock, but will be finalized by the end of the third quarter of 2001. Due to the uncertainties noted above, it is not reasonable to predict the gain (if any), which will be recognized in the subsequent 12 months from closing.

                                                                  Exhibit 99.3




FOR RELEASE AFTER 8 A.M. CDT                    CONTACT:    Evan G. Bane
September 4, 2001                                           800-558-1776
                                                            Ext. 2241


                   Ziegler's PMC unit merges with Envestnet

                        Ziegler to retain equity stake

     Milwaukee - Portfolio Management Consultants, Inc., the Denver-based subsidiary of The Ziegler Companies, Inc. (AMEX: ZCO), has merged with The Envestnet Group, Inc. (Envestnet), a leading provider of managed account and practice management technologies for financial advisors. Terms of the agreement were not disclosed.

     The combined company is now operating under the name EnvestnetPMC, and is one of the nation's largest providers of managed account services and practice management solutions, with assets under management and administration of approximately $6 billion. The merger brings together PMC's established asset management business with Envestnet's advanced Internet-based delivery platform.

     As part of the merger Ziegler has retained a minority stake in the new company, which is headquartered in Chicago, with offices in Denver and New York. In addition, John Merrell, president of PMC, has become the president of the new firm.

     "I am pleased that we have been able to bring these two companies together so successfully," said Mulherin. "This merger met our goal of aligning PMC with a leading Internet delivery platform specifically built to support the needs of independent financial advisors. Envestnet's leadership position in the managed account and advisory marketplace immediately enhances PMC's competitive position. We will look forward to working with John Merrell and Envestnet's CEO Judson Bergman as we continue to leverage EnvestnetPMC's distribution capabilities for our Asset Management division and North Track mutual funds."
                                More

     "This combination immediately gives Envestnet the scale and additional revenue-building channels to advance our strategy of becoming the leading provider of managed account products and services for independent investment professionals," said Judson Bergman, Envestnet's founder and CEO. "Our merger combines PMC's established asset management business with our advanced platform to effectively meet the growing demand for Internet-based investment solutions. We look forward to capitalizing on the exciting opportunities that are ahead for EnvestnetPMC."

                                 - 30 -
Background

Ziegler (AMEX: ZCO) - The Ziegler Companies, Inc. is a diversified financial services company with operations in capital markets and investment banking, and investment services including asset management and wealth management through retail brokerage services.

Nationally, Ziegler's Capital Markets Group is ranked as one of the leading investment banking firms for healthcare and senior living facilities, and religious institutions and schools. The group is headquartered in Chicago, and has offices in New York, Washington, D.C., St. Petersburg, Fla., San Francisco, Milwaukee and Denver.

Ziegler Investment Services Group, which includes the North Track family of mutual funds, has $1.9 billion under management, with a concentration in private account management for individuals, corporations, foundations and endowments. (a)Ziegler Investment Services Group also operates a network of 80 investment consultants at 19 retail brokerage offices in Wisconsin, Colorado, Florida, Illinois, Minnesota and Indiana, with $2.9 billion in assets under management.


PMC - Founded in 1986, PMC was one of the earliest providers of comprehensive asset management programs to the investment consulting industry. With over $5.6 billion in assets under administration, PMC serves financial advisers and other financial service organizations by providing separately managed accounts, mutual fund portfolios and back office and performance reporting services. The company is led by President John Merrell and has more than 75 employees located in Denver.

Envestnet - Founded in 1999, Envestnet delivers individual managed accounts, mutual funds and alternative investments to independent financial advisors. Through its proprietary technology platform, Envestnet provides customized advisor web sites, consolidated account views and comprehensive reporting capabilities to more than 500 independent investment advisors. Envestnet employs 60 individuals with expertise in investment management, research, operations, technology, advisor services and marketing. The firm has offices in Chicago and New York.(b)